Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Bank of Hawaii Corporation, a Delaware corporation (the “Company”) does hereby constitute and appoint MARK A. ROSSI and PATRICIA J. MOY, or either of them, his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of (i) a Registration Statement on Form S‑8 (the “Registration Statement”) relating to the issuance of up to Eight Hundred Thousand (800,000) shares of Common Stock pursuant to the Bank of Hawaii Corporation 2014 Stock and Incentive Plan, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name of and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments, including any post-effective amendments, and supplements to the Registration Statement, whether on Form S-8 or otherwise; and (ii) any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 28th day of April 2017.

/s/ Peter S. Ho	/s/ S. Haunani Apoliona
Peter S. Ho, Chairman of the Board, Chief Executive Officer, and President	S. Haunani Apoliona, Director

/s/ Mary G. F. Bitterman	/s/ Mark A. Burak
Mary G. F. Bitterman, Director	Mark A. Burak, Director

/s/ Michael J. Chun	/s/ Clinton R. Churchill
Michael J. Chun, Director	Clinton R. Churchill, Director

/s/ Robert Huret	/s/ Kent T. Lucien
Robert Huret, Director	Kent T. Lucien, Director

/s/ Alicia E. Moy	/s/ Victor K. Nichols
Alicia E. Moy, Director	Victor K. Nichols, Director

/s/ Barbara J. Tanabe	/s/ Raymond P. Vara, Jr.
Barbara J. Tanabe, Director	Raymond P. Vara, Jr., Director

/s/ Robert W. Wo
Robert W. Wo, Director